                            SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]   Preliminary Proxy Statement
         [X]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [ ]   Soliciting Material Pursuant to Section240.14a-11(c)
                  or Section240.14a-12

                             INTERCORP EXCELLE INC.
               --------------------------------------------------
                (Name of Registrant as specified in its charter)


         -------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [X]    No fee required
         [ ]    $500 per each party to the controversy pursuant to Exchange
                Act Rule 14a-6(i)(3).
         [ ]    Fee computed on table below per Exchange Act Rules
                14a-6(i)(4) and 0-11.

                    (1) Title of each class of securities to which transaction applies:
                                 ----------------------------------------------
                    (2) Aggregate number of securities to which transaction applies:
                                 ----------------------------------------------
                    (3)  Per unit price or other underlying value of transaction
                         computed pursuant to Exchange Act Rule 0-11:        (A)
                                                                     -------
                    (4)  Proposed maximum aggregate value of transaction:
                                                                         -------
                    (5)  Total fee paid:
                                        ----------------------------------------

         [ ]    Fee paid previously with preliminary materials.

         [ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                (1)    Amount Previously Paid:
                                              ---------------------------------
                (2)    Form, Schedule or Registration Statement No.:
                                                                   ------------
                (3)    Filing Party:
                                    -------------------------------------------
                (4)    Date Filed:
                                  ---------------------------------------------

                             INTERCORP EXCELLE INC.
                                1880 Ormont Drive
                             Toronto, Canada M9L 2V4
                                  -------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 15, 1998

TO THE STOCKHOLDERS OF INTERCORP EXCELLE INC.:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Intercorp Excelle Inc.. (the "Meeting") will be held at 1:00 P.M. on July 15, 1998 at the offices of Intercorp Excelle Inc. (the "Company"), at 1880 Ormont Drive, Toronto, Ontario, Canada M9L 2V4 for the following purposes:

1. To elect the Board of Directors of Intercorp Excelle Inc. for the ensuing year;

2. To ratify the appointment of Schwartz, Levitsky, Feldman, Chartered Accountants, as the Company's independent certified public accountants for the ensuing year;

3. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

Stockholders of record at the close of business on June 18, 1998 are entitled to notice of and to vote at the meeting.

In order to ensure a quorum, it is important that Stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote, be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

By Order of the Board of Directors,


Arnold Unger
Co-Chairman and Chief Executive Officer

June 1, 1998



                             INTERCORP EXCELLE INC.
                                1880 ORMONT DRIVE
                             TORONTO, CANADA M9L 2V4
                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 15, 1998


     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Intercorp Excelle Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on July 15, 1998 at 1:00 P.M. at the Company's offices at 1880 Ormont Drive, Toronto, Ontario, Canada M9L 2V4, and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying Notice of Meeting and form of proxy have been first sent to the Stockholders on or about June 18, 1998.

     In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

     All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the stockholder's directions, and unless contrary directions are given, will be voted for the election of directors of the nominees described below.

                             OWNERSHIP OF SECURITIES

     Only stockholders of record at the close of business on June 18, 1998, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the meeting. As of May 29, 1998, there were issued and outstanding 4,075,000 shares of the Company's common stock.

     Each outstanding share of common stock is entitled to one vote on all matters properly coming before the meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the meeting.

     The following table sets forth certain information as of May 29, 1998 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of common stock of the Company, each officer and director of the Company and all officers and directors as a group. The table does not include options or SARs that have not yet vested or are not exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each such person or entity is 1880 Ormont Drive, Toronto, Ontario, Canada M9L 2V4


Name and Address of                Number of Shares     Percentage of Class
-------------------                ----------------     -------------------
Beneficial Owner(1)               Beneficially Owned
-------------------               ------------------
Arnold Unger(2)(6) ...............  1,785,248                43.4%
Renee Unger(3)(6) ................  1,829,752                44.5%
Fred Burke(4) ....................     35,000                    *
Lori Gutmann(5) ..................     17,500                    *
Alysse Unger(5) ..................     17,500                    *
Karen Unger(5) ...................          0                   0
The Unger Family Trust(6) ........    710,000                17.4%
John Rothschild(7) ...............      2,000                    *
Taketo Murata(8) .................      2,000                    *
All Officers and Directors as       3,654,000                87.3%
 a group (7 persons)


-------------------

*   Less than 1%

(1) Unless otherwise indicated, the address is c/o Intercorp Excelle Inc., 1880 Ormont Drive, Toronto, Ontario, Canada M9L 2V4.

(2) Includes 35,000 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan, and 213,235 shares of Common Stock owned by 1239414 Ontario Inc. of which Arnold Unger is the sole shareholder.

(3) Includes 35,000 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan, and 85,294 shares of Common Stock owned by 1239415 Ontario Inc. of which Renee Unger is the sole shareholder.

(4) Includes 35,000 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan.

(5) The Unger Family Trust owns 710,000 shares of Common Stock held in trust for the benefit of Lori Gutmann, Alysse Unger and Karen Unger. Arnold Unger and Renee Unger are trustees of The Unger Family Trust. Under the terms of the trust instrument, the trustees have the power to vote the shares.

(6) Includes 710,000 shares held by The Unger Family Trust. Arnold Unger and Renee Unger are trustees of The Unger Family Trust, which owns 710,000 shares of Common Stock held in trust for the benefit of Lori Gutmann, Alysse Unger and Karen Unger. Under the terms of the trust instrument, the trustees have the power to vote the shares. Of the 710,000 shares owned by the trust, 529,250 shares of Common Stock are owned by 1239416 Ontario Inc. of which The Unger Family Trust is the sole shareholder.

(7) Includes 2,000 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan.

(8) Includes 2,000 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan.


This proxy statement contains certain forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Proxy Statement.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Seven directors are to be elected at the Meeting to hold office until the next meeting of stockholders or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of shares of common stock present or represented at a meeting at which a quorum is present or represented.

         The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three stockholders, in which event the number of directors shall not be less than the number of stockholders permitted by statute. The authorized number is presently seven. The directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. There are no agreements with repect to the election of directors. The Company has not to date paid directors fees for service on the Board of Directors or any committee thereof.

                            Stockholder Vote Required

     The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the election of directors.

      The Board of Directors recommends a vote for election to the Board of Directors of the Company of each of the Nominees



Name                          Age          Position
----                          ---          --------

Arnold Unger              60           Chief Executive Officer and
                                       Co-Chairman

Renee Unger               55           President and Co-Chairman

Fred Burke                40           Chief Operating Officer, Chief
                                       Financial Officer/Principal
                                       Accounting Officer, Secretary, and
                                       Director

Lori Gutmann              28           Manager of Retail Marketing and
                                       Sales and Director


Alysse Unger              31           Manager of Private Label Marketing
                                       and Sales and Director

John Rothschild           48           Director

Taketo Murata             60           Director



     Directors are elected to serve until the next meeting of stockholders and until their successors are duly elected and qualified. Meetings of stockholders of the Company will be held on an annual basis. However, if at any time an annual meeting is not held for the election of directors, the then current directors will continue to serve until their successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority vote of Directors then in office. Officers are appointed by, and serve at the discretion of, the Board of Directors. The Company's directors receive Cdn$750 for each board or committee meeting which they attend. Currently, there is no other compensation to any other director for acting in such capacity.

     Set forth below is a biographical description of each director and executive officer of the Company based on information supplied by each of them.

     Arnold Unger is a co-founder of the Company and has been its Chief Executive Officer since 1987. Prior to founding the Company, he worked in the sales and marketing industry since 1970 for Global Incentives and Aztec Building Company. He has lectured extensively at the University of Western Ontario, Ryerson University, and York University on sales and marketing skills. Arnold Unger has received several awards of industry distinction, including a Gold Award at the Canadian Awards for Business Excellence.

     Renee Unger is a co-founder of the Company and has been its President since 1985. She is the creator of all of the Company's original recipes. She has received many awards of industry distinction including Entrepreneur of the Year, and Gold Medal at the Canadian Business Excellence Awards in 1988, North York Chamber of Commerce Business Woman of the Year, and Ontario Chamber of Commerce Award of Merit. Renee Unger has been the keynote speaker at several business and industry dinners and conferences, and has made television appearances on cooking and daytime programs. Ms. Unger has been featured on a national television series entitled "Women of Success." She continues to head the Company's Research and Development department, and Quality Control departments, as well as participation in the administration of the Company.

     Fred Burke joined the Company in 1994 as the Chief Operating Officer. He is a Certified General Accountant, and is currently a member of the Board of Governors of the Certified General Accountants of Ontario. From 1987 until he joined the Company, he held increasing roles of responsibility at Effem Foods Ltd. Prior to that he was the Manager of cost accounting for Robinhood Multifoods, Inc. and an accountant for Canadian General Electric Company beginning in 1980. Fred Burke presents seminars on personal and business strategic planning. He holds positions on the Certified General Accountant board committees and lectures on accounting and business development to business groups and local universities.

     Lori Gutmann has been with the Company since its inception in 1985 and joined the Company full time in 1990. Her role with the Company is that of Manager of Retail Marketing and Sales for Branded Products. In 1992, she earned a Diploma in Marketing Management and in 1993 she earned a Bachelor Degree in Business Management from Ryerson University in Toronto. In addition to her many extra curricular activities, she is currently Vice-President and Bazaar Chairperson of her chapter in Hadassah WIZO (Women's International Zionist Organization). She as well acts as an advisor for the newly formed Ryerson Business Alumni Association, Executive Committee.

     Alysse Unger has been with the Company since inception. Currently, she is the Manager of Private Label Marketing and Sales. She was also Research and Development Director and has developed many award winning sauces such as the President's Choice Peanut Szechuan Sauce. She has also been the keynote speaker for numerous events and volunteers with many charities. She graduated from York University in Toronto with her B.A. in 1988. Since then, she has studied Foodscience and is now studying part time for her business diploma at Seneca College in Toronto.

     John Rothschild has been a director of the Company since June 1997. Since 1994, he has been the President and Chief Executive Officer of Prime Restaurant Group, Inc., a holding company of restaurant chains. From 1984 to 1994, he was President of Rothschild Holding Limited. From 1980 to 1984, he was Assistant Vice President of CEMP Investments, Ltd. From 1978 to 1980, he was a partner at Rothschild & Muskat. From 1973 to 1977, he was a senior field auditor for Price Waterhouse in Toronto and Milan, Italy. John Rothschild, who is also a chartered accountant, earned a Bachelor of Arts degree from University of Toronto in 1971 and a Master of Business Administration Degree from University of Western Ontario in 1973.

     Taketo Murata has been a director of the Company since August 1997. Since 1992, he has been President International of ConAgra Grocery Products Companies/Hunt-Wesson, Inc. Other senior executive positions with ConAgra/Hunt-Wesson include Vice President International since 1990, Chairman of V - H Foods since 1985 and President of Hunt-Wesson Canada since 1973. Taketo Murata earned a Bachelor of Science in Psychology from McGill University in 1958 and earned Masters Degrees in Psychology and Sociology from Yale University in 1960 and 1962, respectively.

     Lori Gutmann and Alysse Unger are daughters of Arnold Unger and Renee Unger. The term of office of each Director is until the next annual meeting of shareholders and until a successor is elected and qualified or until the Director's earlier death, resignation or removal from office. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

     For the period of three years after October 9, 1997, the effective date of its registration statement filed in connection with its initial public offering, the Company has agreed to invite a designee of Sharpe Capital, Inc., the managing underwriter of the Company's initial public offering, to attend all meetings of the Board of Directors, but such designee will not be entitled to vote or be compensated.

Committees and Meetings of the Board of Directors

     The Board has an Audit Committee comprised of John Rothschild, Taketo Murata and Fred Burke. The Audit Committee is responsible for reviewing the Company's independent certified public accountants the scope and results of their audits and reviewing with the independent certified public accountants and management, the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff.

     The Board has a Compensation Committee comprised of John Rothschild, Taketo Murata and Renee Unger. The Compensation Committee is responsible for establishing and reviewing the appropriate compensation of directors and officers of the Company and reviewing employee compensation plans.

     During the fiscal year ended January 31, 1998, the Company's Board of Directors met one time on December 5, 1998, at which all of the Directors were present, the Audit Committee met on January 12, 1998, at which each of John Rothschild, Taketo Murata and Fred Burke were present. and the Compensation Committee did not meet during the fiscal year ended January 31, 1998.

                             Executive Compensation

                           Summary Compensation Table

     The following table sets forth all cash compensation for services rendered in all capacities to the Company, for the fiscal years ended January 31, 1998, January 31, 1997 and January 31, 1996 paid to the Company's Chief Executive Officer, and the two other most highly compensated executive officers (the "Named Executive Officers") at the end of the above fiscal years whose total annual salary plus bonus exceeded $100,000 per annum. Annual Compensation is stated in US Dollars and Bonus and Other Compensation is stated in Canadian Dollars


            Name and            Year/                          Restricted
            Principal           Period     Annual                Stock     Options/     Other
            Position            Ended   Compensation   Bonus     Awards      SARs    Compensation
            --------            -----   ------------   -----     ------      ----    ------------
Arnold Unger, Co-Chairman        1998   $ 135,000      20,000     0           0          20,000
and Chief Executive              1997   $ 135,000      20,000     0           0          20,000
Officer(1)..................     1996   $  70,000      11,500     0           0          20,000

Renee Unger, Co-Chairman         1998   $ 135,000      20,000     0           0          20,000
and President(2)............     1997   $ 135,000      20,000     0           0          20,000
                                 1996   $  70,000      11,500     0           0          20,000

Fred Burke, Chief Operating      1998   $  85,000      20,000     0           0          15,000
Officer and Chief Financial      1997   $  85,000      20,000     0           0          15,000
Officer(3)..................     1996   $  70,000      11,500     0           0          15,000



EMPLOYMENT AGREEMENTS

     Arnold Unger and Renee Unger each have three-year employment agreements with the Company. Arnold Unger serves as Chief Executive Officer and Vice President of Sales and Marketing at an annual salary of $135,000. Renee Unger serves as President, Vice President of Research and Development and Quality Control at an annual salary of $135,000.

     The employment agreements with each of Arnold Unger and Renee Unger provide that upon the death of any of the two employees that two years full salary will be paid to a designee of the employee. They also provide for reimbursement of reasonable business expenses and their respective salaries for the remainder of the term of the agreement in the event of disability.

     Each of the above officers are entitled to bonuses based on achieving sales and profitability as predetermined by the Board or Compensation Committee and other subjective criteria as determined by the Board or Compensation Committee.

     Arnold Unger and Renee Unger shall each receive Cdn$20,000 per year additional compensation including a car allowance, insurance, retirement savings matched contributions, and other perquisites.

     Based upon any wrongful termination, which includes changes in control of the Company (through an acquisition where any person acquires or announces a tender offer or exchange for 25% of the Company, a sale of substantially all of the assets or merger, acquisition of the Company or its consolidation with another, or certain types of board changes), the Company shall pay the above, a lump sum payment, based upon his or her then compensation, including benefits and perquisites, from such termination. Such payment shall be the balance of their respective compensation for the remainder of the term. If the payment is in excess of $100,000, then such excess shall be payable in equal quarterly payments with interest at the legal rate. The employment agreements also contain non-compete provisions.


STOCK OPTION PLAN

     In May 1997, the board of directors and shareholders adopted the Intercorp Excelle Inc. Stock Option Plan (the "1997 Plan"), pursuant to which 500,000 shares of Common Stock are reserved for issuance.

     The 1997 Plan will be administered by the compensation committee or the Board of Directors, who determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

     The 1997 Plan is for a period for ten years, expiring in May, 2007. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. Options granted under the 1997 Plan may be exercisable for up to ten years, may require vesting, and shall be at an exercise price all as determined by the board. Options are non-transferable except by the laws of descent and distribution or a change in control of the Company, as defined in the 1997 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of the Company and merger or consolidation with another, or (ii) a majority of the board changes other than by election by the shareholders pursuant to board solicitation or by vacancies filled by the board caused by death or resignation of such person.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other termination gives the participant three months to exercise, except for termination for cause which results in immediate termination of the option.

     Options granted under the 1997 Plan, at the discretion of the compensation committee or the board, may be exercised either with cash, Common Stock having a fair market equal to the cash exercise price, the participant's personal recourse note, or with an assignment to the Company of sufficient proceeds from the sale of the Common Stock acquired upon exercise of the Options with an authorization to the broker or selling agent to pay that amount to the Company, or any combination of the above.

     The exercise price of an option may not be less than the fair market value per share of Common Stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a shareholder pursuant to subsection 15(1) of the ITA.

     Options may not be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only the optionee.

     Options under the 1997 Plan must be issued within ten years from the effective date of the 1997 Plan.

     Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 1997 Plan.

     The 1997 Plan may be terminated or amended at any time by the board of directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1997 Plan may not be increased without the consent of the shareholders of the Company.

     In May 1997, the Board granted 200,000 Options under the 1997 Plan to five individuals, including officers, directors and key employees. The Options are exercisable at $3.50 per share for ten years expiring May 1, 2007. 40% of the Options are immediately exercisable, an additional 30% become exercisable in May 1998 and all of the Options are exercisable in November 1998.

     In April 1998, the Board granted 30,000 Options under the 1997 Plan to key management employees and 5,000 options to the Board's outside directors.

Options to Named Executive Officers

     The following table sets forth certain information with respect to all outstanding options granted to the Company's Named Executive Officers during the Company's fiscal year ended January 31, 1998.


                                  OPTION GRANTS

                    Number of
                   Securities      % of Total
Name of            Underlying    Options Granted   Exercise
Holder               Options     to Employees in     Price    Expiration
                     Granted       Fiscal Year      ($/SH)       Date
Arnold Unger.....    50,000           25.0%          $3.50      5/1/07
Renee Unger......    50,000           25.0%          $3.50      5/1/07
Fred Burke.......    50,000           25.0%          $3.50      5/1/07
------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

     Arnold Unger, Chief Executive Officer and Co-Chairman of the Board and Renee Unger, President and Co-Chairwoman of the Board, each have loaned to Excelle Brands Food Corporation, a subsidiary of the Company $76,200 in March and July, 1994. These loans bear interest at the prime interest rate and are without any specific repayment terms. The Company believes that the loans were made on terms no less favorable to the Company than terms for similar loans from unaffiliated parties. All future transactions and loans between the Company and its officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.

     The loans are also subordinated to credit facilities which Excelle Brand Foods Corporation ("Excelle"), a wholly-owned subsidiary of the Company, has with National Bank of Canada ("NBC"). As at January 31, 1998, the NBC credit facility consisted of a Cdn$900,000 revolving demand loan, Cdn$998,549 in non-revolving demand loans, all bearing interest at the banks prime rate plus 1% to 1.5% which at April 30, 1997 was 6.0% and a Cdn$350,000 U.S. currency forward contract. The NBC credit facility is secured with the assets of the Company subject only to prior encumbrances on specific fixed assets which are senior to NBC. NBC also holds all the voting equity of the subsidiary companies of the Company. Voting control of the Company must remain with the Ungers, including their family trusts and children, absent NBC's prior written consent.


                             Section 16(a) Reporting

     Under the securities laws of the United States, the Company's directors, its executive and certain other officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended January 31, 1998, the Company believes all reports for all transactions were filed on a timely basis.

                                   PROPOSAL 2

             RATIFICATION OF SCHWARTZ, LEVITSKY, FELDMAN, CHARTERED
           ACCOUNTANTS, AS THE COMPANY's INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS

     The Board of Directors has unanimously approved and unanimously recommends that the stockholders approve the appointment of Schwartz, Levitsky, Feldman, Chartered Accountants as the Company's independent certified public accountants for the ensuing year. A member of Schwartz, Levitsky, Feldman, Chartered Accountants will be available to answer questions and will have the opportunity to make a statement if he or she so desires at the Annual Meeting of Stockholders.

Stockholder Vote Required

     Ratification of the appointment of Schwartz, Levitsky, Feldman, Chartered Accountants as independent certified public accountants will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

      The Board of Directors recommends a vote for the ratification of the appointment of Schwartz, Levitsky, Feldman, Chartered Accountants as the Company's independent certified public accountants


                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgement.


                             SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              STOCKHOLDER PROPOSALS

     In order to be included in the materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before May 30, 1999.

           ANNUAL AND QUARTERLY REPORTS TO THE SECURITIES AND EXCHANGE
                                   COMMISSION

     The Annual Report on Form 10-KSB for the year ended January 31, 1998 as filed with the Securities and Exchange Commission will be made available to stockholders free of charge by writing to 1880 Ormont Drive, Toronto, Ontario, Canada M9L 2V4, Attention: Corporate Secretary.

By Order of the Board of Directors,


Arnold Unger
Co-Chairman and Chief Executive Officer

June 1, 1998

    GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF INTERCORP EXCELLE INC.

     The undersigned hereby appoints Arnold Unger, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intercorp Excelle Inc., to be held at Intercorp Excelle Inc., 1880 Ormont Drive, Toronto, Ontario, M9L 2V4 on July 15, 1998 at 1:00 p.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated June 1, 1998 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of Intercorp Excelle Inc.'s Board of Directors.

1.   To elect directors to hold office for the ensuing year.


       - Arnold Unger    - Renee Unger       - Fred Burke       - Lori Gutmann

       - Alysse Unger    - John Rotschild    - Taketo Murata

                  FOR ALL NOMINEES          WITHHELD FOR ALL NOMINEES


       INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

       ------------------------------------------------------------------------

2. To ratify the appointment of Schwartz, Levitsky, Feldman, Chartered Accountants, as the Company independent certified public accountants.


            FOR                    AGAINST            ABSTAIN


3. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

--------------------------------------------------------------------------------
                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                    Date:                     ,1998
                          --------------------

                    ---------------------------
                    (Print name of Stockholder)

                    ---------------------------
                    (Print name of Stockholder)

                    ---------------------------
                    Signature

                    ---------------------------
                    Signature

                    Number of Shares
                                    ---------------------------
                    Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as such.